CONSENT OF INDEPENDENT ACCOUNTANTS



We hereby consent to the incorporation by reference in this Registration

Statement on Form N-1A of our report dated October 6, 2000 relating to the financial statements and financial highlights which appear in the August 31,

1999 Annual Report to Shareholders of Strong Short-Term Municipal Bond Fund

(one of the portfolios constituting the Strong Short-Term Municipal Bond Fund,

Inc.), which is also incorporated by reference into the Registration Statement.

We also consent to the references to us under the headings "Financial

Highlights" and "Independent Accountants" in such Registration Statement.



PricewaterhouseCoopers LLP


/s/ PricewaterhouseCoopers LLP

Milwaukee, Wisconsin

July 27, 2000


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